PROXY AGREEMENT

This Shareholders’ Voting Rights Proxy Agreement (the “Agreement”) is entered into as of November 2, 2009 among the following parties:

Party A:	ZHONG HENG JIANG INVESTMENT CONSULTING (SHENZHEN) COMPANY LIMITED, a corporation incorporated under the laws of People’s Republic of China
Party B:	The undersigned seven (7) enrolled shareholders of China Construction Guaranty Company Limited, a corporation incorporated under the laws of China (“Company B”)

RECITALS

WHEREAS, Party A, a limited company incorporated in Shenzhen, China, has the expertise in the business consulting, including operational management, human resources management, research and development of guaranty business, research on the solution of guaranty industry related problems, and other related technical support and services.

WHEREAS, as of the date of the Agreement, Party B represents the seven (7) enrolled shareholders of Company B and each legally holds the equity interest in Company B set forth Party B’s name below. The total shares held by Party B collectively represent 100% of total outstanding shares of Company B.

WHEREAS, Party B desires to grant to the Board of Directors of Party A a proxy to vote all of Party B’s shares in Company B for the maximum period of time permitted by law in consideration of the issuance of Party B of shares and for other good and valuable consideration.

WHEREAS, a shareholders’ voting rights proxy agreement was originally entered into between Linking Target Limited (a limited company incorporated in the British Virgin Islands and having the ownership of 100% equity interest in Party A) and Party B on September 23, 2008 (the “Old Proxy Agreement”).

WHEREAS, by the notice of assignment dated October 26, 2009, Party B has consented to the assignment and transfer of all rights and obligations under the Old Proxy Agreement dated September 23, 2008 from Linking Target Limited to Party A as a result of the corporate restructure.

WHEREAS, the Parties are now entering into this new Proxy Agreement.

NOW THEREFORE, the parties agree as follows:

1.

Party B hereby agrees to irrevocably grant and entrust Party A, for the maximum period permitted by law, with all of Party B’s voting rights as a shareholder of Company B.  Party A shall exercise such rights in accordance with and within the limitations of the laws of the PRC and the Articles of Association of Company.

2.

Party A may from time to time establish and amend rules to govern how Party A shall exercise the powers granted to it by Party B herein, including, but not limited to, the number or percentage of directors of Party A which shall be required to authorize or take any action and to sign documents evidencing the taking of such action, and Party A shall only take action in accordance with such rules.

3.

All Parties to this Agreement hereby acknowledge that, regardless of any change in the equity interests of Company B, Party B shall appoint the person designated by Party A with the voting rights held by Party B. Party B shall not transfer its equity interests of Company B to any individual or company (other than Party A or the individuals or entities designated by Party A). Party B acknowledges that it will continue to perform this Agreement even if one or more than one of them no longer hold the equity interests of Company.

4.

This Agreement has been duly executed by the Parties, and, in the case of a party which is not a natural person, has been duly authorized by all necessary corporate or other action by such party and executed and delivered by such party’s duly authorized representatives, as of the date first set forth above and shall be effective on the date of execution.

5.

Party B represents and warrants to Party A that Party B owns all of the shares of Company B set forth below its name on the signature page below, free and clear of all liens and encumbrances, and Party B has not granted to anyone, other than Party A, a power of attorney or proxy over any of such shares or in Party B’s rights as a shareholder of Company B. Party B further represents and warrants that the execution and delivery of this Agreement by Party B will not violate any law, regulations, judicial or administrative order, arbitration award, agreement, contract or covenant applicable to Party B.

6.

This Agreement may not be terminated without the unanimous consent of both Parties, except that Party A may, by giving thirty (30) days prior written notice to Party B hereto, terminate this Agreement.

7.	Any amendment and/or rescission shall be agreed by the Parties in writing.

8.	The execution, validity, construction and performance of this Agreement shall be governed by the laws of PRC.

9.	This Agreement has been executed in eight (8) duplicate originals in English, each party has received one (1) duplicate original, and all originals shall be equally valid.

10.

All parties agree that in case of disputes arising from this Agreement, all parties shall settle their dispute through mediation, not in a lawsuit brought in Court. If the Parties cannot reach a settlement forty-five (45) days after the mediation, the dispute shall be referred to and determined by arbitration in the China International Economic and Trade Arbitration Commission (“CIETAC”) Shenzhen Branch upon the initiation of either party in accordance with the prevailing arbitration rules of CIETAC. The written decision of the arbitrator shall be binding and conclusive on the Parties hereto and enforceable in any court of competent jurisdiction.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE]

IN WITNESS WHEREOF each party hereto has caused this Proxy Agreement to be duly executed by itself or a duly authorized representative on its behalf as of the date first written above.

PARTY A:	Zhong Heng Jiang Investment Consulting (Shenzhen) Company Limited
Legal/Authorized Representative: (signed and sealed)
Name: Tu Guokang
Title: Legal Representative

PARTY B:

Zeng Jia Shou	20.0000% owner of China Construction Guaranty Company Limited	(Signed)
Tong Meng You	1.0000% owner of China Construction Guaranty Company Limited	(Signed)
Tu Guo Xiu	19.0000% owner of China Construction Guaranty Company Limited	(Signed)
Cai Jing Yu	15.0000% owner of China Construction Guaranty Company Limited	(Signed)
Tu Chun Hong	15.0000% owner of China Construction Guaranty Company Limited	(Signed)
Tu Li Juan	15.0000% owner of China Construction Guaranty Company Limited	(Signed)
Zhou Mei Ling	15.0000% owner of China Construction Guaranty Company Limited	(Signed)